Lexaria Enters Investors Relations Contract with RADIUS

KELOWNA, BC-- December 14, 2015 - Lexaria Corp. (OTCQB: LXRP) (CNSX: LXX) (the "Company" or "Lexaria") has signed an Investor Relations and media coverage services agreement with RADIUS Consulting, initially on a 45-day trial basis, to provide services. RADIUS is a well known, New York-based firm that has provided services to Nasdaq-listed and other firms.

RADIUS is a full-service investor relations firm leveraging 15 years experience providing strategic awareness across all investor mediums from road show events to daily outreach targeting institutional, retail, and media networks. RADIUS specializes in positioning small cap issuers for uplist to a senior exchange across a diverse range of sectors including technology, healthcare/life sciences, digital media, consumer/internet retail, natural resources and financial services. For more information visit http://www.RadiusIR.com

Lexaria expects to receive media expertise as RADIUS will leverage its full-spectrum media database comprised of print, television, and online opinion leaders. Ongoing communication will be conducted as material events are disseminated by the Company, since RADIUS clients are routinely featured by major media outlets. RADIUS will also provide targeted daily retail and institutional outreach and leverage its diverse finance providers, M&A partners and knowledge of the uplisting process to ensure Lexaria is properly positioned for long-term growth.

Lexaria is paying US$2,500 and issuing 50,000 restricted common shares are being awarded as payment for the services. Services are to begin immediately.

Justin Kulik, Managing Partner of RADIUS, commented, “In evaluating early stage life science issuers with potential to achieve meaningful long-term growth, we look for innovative technology, proven management and ripe well-defined markets. Following our review and discussions with Lexaria management we believe the Company is trending accordingly to build solid market share in the New Year. We are excited to work closely with management on all aspects of corporate communications and investor relations as the Company continues to execute its growth strategy.”

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The Company uses innovative technology to deliver unique food experiences. www.lexarienergy.com

About ViPovaTM

ViPovaTM uses only legal CBD oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the provision of any significant investor relations or media relations services. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.